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                                                                  EXHIBIT NO. 21
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                  SUBSIDIARIES OF THE PROGRESSIVE CORPORATION
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
                                                                  Jurisdiction
Name of Subsidiary                                                of Incorporation
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1890 Insurance Agency, Inc.                                       Wyoming
Airy Insurance Center, Inc.                                       Pennsylvania
Allied Insurance Agency, Inc.                                     Ohio
Express Quote Services, Inc.                                      Florida
Garden Sun Insurance Services, Inc.                               Hawaii
Gold Key Insurance Agency                                         California
Greenberg Financial Insurance Services, Inc.                      California
Halcyon Insurance Company                                         Ohio
Husky Sun Insurance Services, Inc.                                Washington
Insurance Confirmation Services, Inc.                             Delaware
Lakeside Insurance Agency, Inc.                                   Ohio
Maryland Auto Insurance Solutions, Inc.                           Maryland
Midland Financial Group, Inc.                                     Tennessee
   Agents Financial Services - Tennessee, Inc.                    Tennessee
       Agents Financial Services - Illinois, Inc. (90% owned)     Illinois
       Agents Financial Services, Inc. (40% owned)                Florida
   AutoSurance of America, Inc.                                   Arizona
   Midland Risk Insurance Company                                 Tennessee
       Specialty Risk Insurance Company                           Tennessee
   Midland Risk Services, Inc.                                    Tennessee
       Midland Risk Services - Arizona, Inc.                      Arizona
               Midland Risk Services - Nevada, Inc.               Nevada
       Midland Risk Insurance Services - California, Inc.         California
       Midland Risk Services - Illinois, Inc. (85% owned)         Illinois
       Midland Risk Services - Tennessee, Inc.                    Tennessee
Mountain Laurel Assurance Company                                 Pennsylvania
Mountainside Insurance Agency, Inc.                               Colorado
National Continental Insurance Company                            New York
Pacific Motor Club                                                California
PCIC Canada Holdings, Ltd.                                        Canada
   Progressive Casualty Insurance Company of Canada               Canada
Progny Agency, Inc.                                               New York
Progressive Adjusting Company, Inc.                               Ohio
Progressive American Insurance Company                            Florida
   Bayside Underwriters Insurance Agency, Inc.                    Florida
Progressive Classic Insurance Company                             Wisconsin
Progressive American Life Insurance Company                       Ohio
   Progressive Life Insurance, Ltd.                               Turks & Caicos Islands
Progressive Auto Pro Insurance Agency, Inc.                       Florida
Progressive Auto Pro Insurance Company                            Florida
Progressive Bayside Insurance Company                             Florida
Progressive Casualty Insurance Company                            Ohio
   PC Investment Company                                          Delaware
   Progressive Gulf Insurance Agency                              Mississippi
   Progressive Specialty Insurance Company                        Ohio
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Progressive Consumers Insurance Company                           Florida
Progressive DirecTrac Service Corp.                               Texas
Progressive Express Insurance Company                             Florida
Progressive Hawaii Insurance Corp.                                Hawaii
Progressive Insurance Agency, Inc.                                Ohio
Progressive International Holdings Corp.                          Delaware
Progressive Investment Company, Inc.                              Delaware
    RRM Holdings, Inc.                                            Ohio
Progressive Marathon Insurance Company                            California
Progressive Max Insurance Company                                 Ohio
Progressive Michigan Insurance Company                            Michigan
Progressive Mountain Insurance Company                            Colorado
Progressive Northeastern Insurance Company                        New York
Progressive Northern Insurance Company                            Wisconsin
    Progressive Premier Insurance Company of Illinois             Illinois
    Progressive Universal Insurance Company of Illinois           Illinois
Progressive Northwestern Insurance Company                        Washington
Progressive Paloverde Insurance Company                           Arizona
Progressive Capital Management Corp.                              New York
Progressive Preferred Insurance Company                           Ohio
Progressive Premium Budget, Inc.                                  Ohio
Progressive Resources Services Company                            Ohio
Progressive Security Insurance Company                            Louisiana
Progressive Southeastern Insurance Company                        Florida
Progressive West Insurance Company                                California
Silver Key Insurance Agency, Inc.                                 Nevada
The Paradyme Corporation                                          Ohio
    United Financial Insurance Agency, Inc.                       Ohio
    United Financial Insurance Agency, Inc.                       Washington
The Progressive Agency, Inc.                                      Virginia
United Financial Adjusting Company                                Ohio
    Dealer Direct Financial Services, Inc. (25% owned)            Texas
    JW Software, Inc. (51% owned)                                 Missouri
    Progressive Vehicle Inspection Services, Inc. (50.1% owned)   California
United Financial Casualty Company                                 Missouri
Village Transport Corp.                                           Delaware
Wilson Mills Land Co.                                             Ohio



Except as indicated, each subsidiary is wholly owned by its parent.